UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, Eliot G. Protsch informed the Chairman of the Board of Directors that he would retire as Senior Executive Vice President and Chief Operating Officer of Alliant Energy Corporation (the “Company”), and Chief Operating Officer of Interstate Power and Light Company and Wisconsin Power and Light Company effective January 2, 2010. In recognition of Mr. Protsch’s service to the Company, the Compensation and Personnel Committee of the Board of Directors of the Company approved the vesting upon retirement of 8,720 shares of restricted stock of the Company granted to Mr. Protsch on July 11, 2005. At the November 17, 2009 closing price of Company common stock of $27.89, the value of the vested restricted stock is $243,201. All other payments due to Mr. Protsch as a result of his retirement are payable pursuant to the terms of other previously existing arrangements and have not been changed in connection with the retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: November 19, 2009	By:	/S/ PATRICIA L. KAMPLING
Patricia L. Kampling
Vice President-Chief Financial Officer And Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Date: November 19, 2009	By:	/S/ PATRICIA L. KAMPLING
Patricia L. Kampling
Vice President-Chief Financial Officer And Treasurer

WISCONSIN POWER AND LIGHT COMPANY

Date: November 19, 2009	By:	/S/ PATRICIA L. KAMPLING
Patricia L. Kampling
Vice President-Chief Financial Officer And Treasurer